UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 16, 2010

Prudential Bancorp, Inc. of Pennsylvania
(Exact name of registrant as specified in its charter)

Pennsylvania	000-51214	68-0593604
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1834 Oregon Avenue, Philadelphia, Pennsylvania		19145
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(215) 755-1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01          Regulation FD Disclosure

On June 16, 2010, Prudential Bancorp, Inc. of Pennsylvania (the "Company") issued a press release announcing the declaration by the Board of Directors on June 16, 2010, of a quarterly cash dividend of $0.05 per share of common stock.  The dividend is payable on July 30, 2010 to shareholders of record as of July 16, 2010.

In addition, the Company also announced that Prudential Mutual Holding Company (the "MHC"), the Company's majority stockholder, approved the purchase of an additional 50,000 shares of the Company's common stock, which purchases will be made by the MHC from time to time in open market or privately-negotiated transactions or otherwise, as, in the opinion of the MHC's management, market  conditions warrant.

For additional information, reference is made to the Company’s press release, dated June 16, 2010, which is included as Exhibit 99.1 hereto and is incorporated herein by reference thereto.  The press release attached hereto is being furnished to the Securities and Exchange Commission and shall not be deemed to be "filed" for any purpose except as shall be expressly set forth by specific reference to such filing in other filings of the Company into which it may be incorporated.

Item	9.01	Financial Statements and Exhibits

	(a)	Not applicable.

	(b)	Not applicable.

	(c)	Not applicable.

	(d)	The following exhibit is included with this Report:

Exhibit No.	Description
99.1	Press release dated June 16, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRUDENTIAL BANCORP, INC. OF PENNSYLVANIA

Date: June 16, 2010	By:	/s/ Joseph R. Corrato
		Name:	Joseph R. Corrato
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated June 16, 2010